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                                                                    EXHIBIT 99.5


                  INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
                ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
                                   TENDER OF
                          9 1/2% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                     SERIES B 9 1/2% SENIOR NOTES DUE 2005

                             VENTURE HOLDINGS TRUST
                                  VEMCO, INC.
                         VENTURE INDUSTRIES CORPORATION
                     VENTURE MOLD & ENGINEERING CORPORATION
                            VENTURE LEASING COMPANY
                              VEMCO LEASING, INC.
                          VENTURE HOLDINGS CORPORATION
                            VENTURE SERVICE COMPANY

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
              , 1997 (the "Prospectus") of Venture Holdings Trust, a grantor trust organized under the laws of the State of Michigan, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service Company, each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer") to exchange its Series B 9 1/2% Senior Notes Due 2005 (the "Series B Notes") for all of their outstanding 9 1/2% Senior Notes Due 2005 (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $       of the 9 1/2% Senior Notes Dues 2005.
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     With respect to the Exchange Offer, the undersigned hereby instructs you
     (CHECK APPROPRIATE BOX):

     [ ] To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF ANY): $

     [ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Series B Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act") of such Series B Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Series B Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Series B Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Series B Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes. By acknowledging that it will deliver an by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE

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                          Name of beneficial owner(s)

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                                  Signature(s)

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                             Name(s) (please print)

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                                   (Address)

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                               (Telephone Number)

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              (Taxpayer Identification or Social Security Number)

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                                      Date
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